EXHIBIT 99

FOR RELEASE 9:00 a.m. January 31, 2007

BOTETOURT BANKSHARES, Inc.

19747 Main Street

Buchanan, Virginia 24066

For Further Information Contact:

Michelle A. Alexander, Chief Financial Officer

(540) 591-5013

BOTETOURT BANKSHARES, INC ANNOUNCES RECORD ANNUAL EARNINGS FOR 2006

BUCHANAN, VIRGINIA. January 31, 2007 — Buchanan-based Botetourt Bankshares, Inc. announced today its consolidated financial results for the year-ending December 31, 2006. Net income for the fourth quarter amounted to $803,427, or $0.65 per share. This amount compares to $774,829, or $0.63 per share, for the same period last year, representing an increase of $28,598 or 3.69%.

Net income for the fiscal year 2006 amounted to $3,477,055, which is the highest recorded income in the company’s history. This amount compares to $3,210,022, for the same period of 2005, representing an increase of $267,033 or 8.32%. Both basic and diluted earnings per share increased $0.20 from $2.60 at December 31, 2005 to $2.80 at December 31, 2006.

At December 31, 2006 total assets amounted to $254,382,317, an increase of 6.64% above the prior year and total deposits increased by 5.28% to $227,229,407 over the prior year.

In addition, the company announced an increase in its shareholder dividend payment to $0.20 per share, payable on February 10, 2007, an increase of 11.11% in the quarterly dividend payment.

H. Watts Steger, Chairman and Chief Executive Officer of Botetourt Bankshares, Inc., stated “We are extremely gratified to report record annual earnings for the third consecutive year. The company’s performance reflects the execution of a philosophy towards solid and paced growth. The continuing positive earnings trend can be attributed to an economy fostering steady loan demand in our market coupled with our company’s strong asset quality.”

Botetourt Bankshares, Inc. is the holding company for Bank of Botetourt, which was chartered in 1899. Bank of Botetourt operates eight full service offices in Botetourt, Rockbridge, and Roanoke counties.

Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially including, without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Botetourt Bankshares, Inc.’s recent filings with the Securities and Exchange Commission, included but not limited to its Annual Report on Form 10-KSB and its other periodic reports.

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	(unaudited)	(audited)
	2006	2005
Assets

Cash and due from banks	$8,258,003	$8,985,579
Interest-bearing deposits with banks	163,151	291,648
Federal funds sold	—	6,752,000
Investment securities available for sale	24,798,980	27,940,163
Investment securities held to maturity	1,539,933	1,809,776
Restricted equity securities	524,600	474,000
Loans, net of allowance for loan losses of $2,502,122 in 2006 and $2,271,074 in 2005	209,541,312	183,352,611
Property and equipment, net	5,625,914	5,784,284
Accrued income	1,513,122	1,222,811
Foreclosed assets	—	—
Other assets	2,417,302	1,920,863

Total assets	$254,382,317	$238,533,735

Liabilities and Stockholders’ Equity

Liabilities
Noninterest-bearing deposits	$33,768,568	$31,365,352
Interest-bearing deposits	193,460,839	184,477,729

Total deposits	227,229,407	215,843,081

Federal Funds Purchased	1,341,000	—
Accrued interest payable	943,449	548,317
Other liabilities	1,245,669	407,292

Total liabilities	230,759,525	216,798,690

Commitments and contingencies	—	—

Stockholders’ equity
Common stock, $1.00 par value; 2,500,000 shares authorized; 1,241,750 and 1,240,121 shares issued and outstanding in 2006 and 2005, respectively	1,241,750	1,240,121
Additional paid-in capital	1,546,984	1,510,751
Retained earnings	21,544,114	18,960,299
Accumulated other comprehensive income (loss)	(710,056)	23,874

Total stockholders’ equity	23,662,792	21,735,045

Total liabilities and stockholders’ equity	$254,382,317	$238,533,735

	(Unaudited)	(Audited)	(Audited)
	2006	2005	2004
Interest income
Loans and fees on loans	$15,401,475	$12,743,231	$10,715,312
Federal funds sold	339,821	158,555	55,295
Investment securities:

Taxable	786,534	569,211	520,900
Exempt from federal income tax	371,941	371,339	380,673
Dividend income	43,369	33,247	27,249
Deposits with banks	12,103	5,422	2,481

Total interest income	16,955,243	13,881,005	11,701,910

Interest expense
Deposits	6,047,705	4,052,837	3,325,837
Federal funds purchased	35,943	16,848	13,751

Total interest expense	6,083,648	4,069,685	3,339,588

Net interest income	10,871,595	9,811,320	8,362,322

Provision for loan losses	300,000	450,000	725,000

Net interest income after provision for loan losses	10,571,595	9,361,320	7,637,322

Noninterest income
Service charges on deposit accounts	886,511	859,425	760,277
Other service charges and fees	191,211	178,603	181,832
Mortgage origination fees	340,376	407,115	313,079
Commissions on title services	181,085	224,748	174,729
Net realized gains (losses) on sales of securities	—	7,198	656
Other income	194,539	241,332	202,010

Total noninterest income	1,793,722	1,918,421	1,632,583

Noninterest expense
Salaries and employee benefits	4,238,694	3,814,394	3,378,528
Occupancy	412,882	391,494	359,963
Equipment	690,582	569,671	458,379
Foreclosed assets, net	2,559	36,665	1,059
Advertising and public relations	188,055	142,994	176,090
Outside services	183,042	163,507	154,746
Other general and administrative	1,599,559	1,506,416	1,305,226

Total noninterest expense	7,315,373	6,625,141	5,833,991

Income before income taxes	5,049,944	4,654,600	3,435,914

Income tax expense	1,572,889	1,444,578	1,035,716

Net income	$3,477,055	$3,210,022	$2,400,198

Basic earnings per share	$2.80	$2.60	$1.95

Diluted earnings per share	$2.80	$2.60	$1.95

Basic weighted average shares outstanding	1,240,755	1,235,657	1,232,645

Diluted weighted average shares outstanding	1,243,622	1,236,967	1,233,356